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                                              Exhibit 10(p)




        Executive Compensation Incentive Award Program


	The Company's Executive Compensation Incentive Award Program is designed to promote the success of the Company by providing a method whereby officers and key employees of the Company and its subsidiaries may be awarded additional remuneration based on specific Company objectives and the Company's overall return on equity. The program has two separate components. A short-term incentive plan makes cash awards to eligible employees based on the achievement of independent financial, operational and strategic goals established annually by the Compensation and Corporate Governance Committee of the Company's Board of Directors, as well as individual goals for officers who are not members of the Company's Corporate Leadership Council (CLC). A long-term incentive plan grants restricted Company stock to eligible employees based on the achievement of other goals established by the Committee.
	Awards under the program are made by the Committee of the Board of Directors, except that cash awards are made by CLC in the case of non-CLC members.